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                              FIRST AMENDMENT TO
                            CONTRIBUTION AGREEMENT


                  THIS FIRST AMENDMENT TO CONTRIBUTION AGREEMENT is made as of September 30, 1997 by and among RUBIN OXFORD, INC. ("RO, Inc."), a Pennsylvania corporation, RUBIN OXFORD VALLEY ASSOCIATES, L.P. ("RO,L.P."), a Pennsylvania limited partnership, PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust ("PREIT"), and PREIT ASSOCIATES, L.P., a Delaware limited partnership (the "Partnership").

                                  Background

                  The parties hereto are parties to a Contribution Agreement dated as of July 30, 1997 (the "Original Agreement") relating to The Court at Oxford Valley, Langhorne, Pennsylvania.

                  The parties desire to enter into this Agreement to (i) amend the Original Agreement to provide for the contribution of RO,Inc.'s Interests in the Project Partnership to PR Oxford Valley Trust, a Pennsylvania business trust ("PROV"), the outstanding beneficial interests in which are owned by the Partnership and (ii) to provide for a post-closing adjustment.

                  NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Original Agreement.

                  2. Amendment Relating to Contributors. Section 2 of the Original Agreement is hereby amended as follows:

                           (a) by inserting the words "and PR Oxford Valley
Trust, a Pennsylvania business trust," immediately following the word "Partnership" each time it appears in the third line of Section 2;

                           (b) by inserting the words "(in accordance with
Sections 4(a) and 4(b) of Schedule A hereto)" immediately following the word "Interests" in line seven of Section 2.

                  3. Amendment Relating to Certain Actions at Closing.

                           (a) Section 4(a) of Schedule A to the Original
Agreement is hereby amended by substituting the words "PR Oxford Valley Trust, a Pennsylvania business trust ("PROV")," for the


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words "the Partnership" appearing in the second line of Section 4(a).

                           (b) Section 4(c) of Schedule A to the Original
Agreement is hereby amended by:

                                    (i)   substituting the words "Each of the
Partnership and PROV" for the words "The Partnership" in the first line of
Section 4(c);

                                    (ii)  inserting the words "PROV and"
immediately prior to the words "the Partnership" in the seventh line of Section 4(c); and

                                    (iii) inserting the word ",respectively"
immediately following the word "partner" in the last line of Section 4(c).

                           (c) Section 4(d) of Schedule A to the Original
Agreement is hereby amended by:

                                    (i)   substituting the words "Each of the
Partnership and PROV" for the words "the Partnership" in the first line of
Section 4(d); and

                                    (ii)  inserting the words "and/or PROV"
immediately following the word "Partnership" in the second and eighth lines of
Section 4(d).

                  4. Indemnity. In connection with PROV's assumption of RO,Inc.'s general partner interest, the Partnership shall indemnify and hold RO,Inc. harmless from and against any and all obligations and liabilities arising from a breach of or a default under the Project Partnership Agreement by PROV from and after the date hereof in its capacity as general partner of the Project Partnership other than any breach or default under the Project Partnership Agreement that arises on or prior to the date hereof.

                  5. Post-Closing Adjustment. Section 6 of the Original Agreement is hereby amended by the addition of a new Section 6.3 to read in its entirety as follows:

                           "Section 6.3  Closing Balance Sheet; Post-Closing
Adjustment.

                           (a) Prior to Closing, the Contributors shall cause to
be prepared and delivered to PREIT a balance sheet of the Project Partnership as of the Closing Date, prepared in accordance with GAAP, provided that the accounts receivable of the Project Partnership as of the Closing shall be accounted for in accordance with the applicable parenthetical in Section 3(b) of Schedule A to the Original Agreement (the "Estimated Closing

                                       -2-
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Balance Sheet"). The calculation of Deemed Value on the Closing Date shall be based upon the Estimated Closing Balance Sheet.

                           (b) Following Closing, the Partnership shall cause a
balance sheet of the Project Partnership as of Closing (the "Closing Balance Sheet") to be prepared in accordance with GAAP (provided that the accounts receivable of the Project Partnership shall be accounted for in accordance with the applicable parenthetical in Section 3(b) of Schedule A to the Original Agreement) and the TRO Shareholders shall use their best efforts to cause the Project Partnership and its managing general partner to cooperate with the Partnership and its representatives in the preparation of such balance sheet and to provide full access to the Project Partnership's books and records in connection therewith. The Partnership shall use all reasonable efforts to deliver to RO,L.P. a copy of the Closing Balance Sheet within 60 days of the Closing Date. Unless RO,L.P. notifies the Special Committee within 10 days after receipt of the Closing Balance Sheet of any objections thereto (specifying in reasonable detail the basis therefor), such Closing Balance Sheet shall be deemed the definitive Closing Balance Sheet. If RO,L.P. timely notifies the Special Committee of any such objection, RO,L.P. and the Special Committee shall attempt in good faith to reach an agreement as to the matters in dispute. If RO,L.P. and the Special Committee shall have failed to resolve such disputed matter within 10 business days after receipt of timely notice of such objection, then any such disputed matter shall, at the instance of the Special Committee or RO,L.P., be submitted to and resolved by any nationally recognized accounting firm mutually acceptable to the Special Committee and RO,L.P. The fees and expenses of such accounting firm incurred in resolving the disputed matters shall be equitably apportioned by such accountants based upon the extent to which the Special Committee, on the one hand, or RO,L.P., on the other hand, is determined by such accountants to be the prevailing party in the resolution of such disputed matters. The Closing Balance Sheet shall, after resolution of any disputes pursuant to this Section 6.3(b), be deemed to be the definitive Closing Balance Sheet.

                           (c) If there is a Net Deficit (as defined below) as
of the Closing Date, as conclusively determined based upon the definitive Closing Balance Sheet, then RO,L.P. shall transfer, assign and convey, free and clear of all Encumbrances, to the Partnership for cancellation a number of Class A Units having a value (based upon a value of $23.40 per Class A Unit) equal to the aggregate amount of the Net Deficit. If there is a Net Surplus (as defined below) as of the Closing Date, as conclusively determined based upon the definitive Closing Balance Sheet, then the Partnership shall issue and deliver to RO,L.P. an additional number of Class A Units having a value (based upon a value of $23.40 per Unit) equal to the aggregate amount of such Net Surplus.

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                           (d) Any payment pursuant to subparagraph (c) above
shall be made within 5 days following the date on which the Closing Balance Sheet becomes the definitive Closing Balance Sheet as contemplated above, provided, however, that if at any time prior to the time the Closing Balance Sheet becomes definitive the Special Committee and RO,L.P. mutually agree that following final determination of the Closing Balance Sheet (and the relevant calculation based thereon) a payment will be required to be made pursuant to subparagraph (c), the amount of such payment that the parties do not dispute shall then be paid.

                           (e) For purposes of this Section 6.3, "Net Deficit"
means the excess, if any, of the Deemed Value (as defined in paragraph 3 of Schedule A) calculated based upon the Estimated Closing Balance Sheet over the Deemed Value calculated based upon the definitive Closing Balance Sheet, and "Net Surplus" means the excess, if any, of Deemed Value calculated based upon the definitive Closing Balance Sheet over the Deemed Value calculated based upon the Estimated Closing Balance Sheet.

                           (f) The provisions of this Section 6.3 shall in no
way limit or alter any of the representations, warranties and covenants of the parties made herein and following the preparation of the Closing Balance Sheet and the payment of any amounts due pursuant to this Section 6.3, PREIT and the Partnership shall continue, inter alia, to have all rights available to them pursuant to Section 9 hereof."

                  6. Confirmation. The Original Agreement, as amended hereby, is ratified and confirmed in all respects.


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                  IN WITNESS WHEREOF, each of the parties hereto has duly
executed this Agreement, all as of the date first above written.

                                     RUBIN OXFORD, INC.


                                     By: /s/ Ronald Rubin
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     RUBIN OXFORD VALLEY ASSOCIATES, L.P.

                                         By:   Rubin Oxford, Inc., its
                                               general partner

                                               By: /s/ Ronald Rubin
                                                   -----------------------------
                                                   Name:
                                                   Title:


                                     PENNSYLVANIA REAL ESTATE
                                         INVESTMENT TRUST


                                     By: /s/ Jonathan B. Weller
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     PREIT ASSOCIATES, L.P.

                                         By:   Pennsylvania Real Estate
                                               Investment Trust, its
                                               general partner

                                               By: /s/ Jonathan B. Weller
                                                   -----------------------------
                                                   Name:
                                                   Title: